SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement           |_|  Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under Rule 14a-12



                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)   Title of each class of securities to which transaction applies:
      __________________________________________________________________________
(2)   Aggregate number of securities to which transaction applies:
      __________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      __________________________________________________________________________
(4)   Proposed maximum aggregate value of transaction:
      __________________________________________________________________________

(5)   Total fee paid:
      __________________________________________________________________________

|_|   Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid:
      __________________________________________________________________________
(2)   Form, Schedule or Registration Statement No.:
      __________________________________________________________________________
(3)   Filing party:
      __________________________________________________________________________
(4)   Date filed:
      __________________________________________________________________________

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                              520 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                                 April 21, 2003

Dear Fellow Stockholder:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of American Home Mortgage Holdings, Inc. ("AHMH" or the "Company"), which will be held on Wednesday, May 21, 2003, commencing at 10:30 a.m. local time, at 520 Broadhollow Road, Melville, New York 11747.

      At the Company's Annual Meeting, you will be asked (i) to consider and vote upon the election of two Class I directors to serve for a three-year term expiring at the 2006 Annual Meeting of Stockholders; (ii) to consider and ratify Deloitte & Touche LLP as AHMH's external auditors; (iii) to consider and vote upon amendments to the AHMH 1999 Omnibus Stock Incentive Plan (the "Plan") to increase the number of shares subject to awards granted under the Plan and the maximum number of shares that are available to be granted as incentive stock options under the Plan; (iv) to consider and vote upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common and preferred stock; and (v) to consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof. These proposals are more fully described in the Proxy Statement that follows.

      We hope that you will find it convenient to attend in person. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE PROMPTLY DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING AND THE PRESENCE OF A QUORUM. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY SHOULD YOU WISH TO VOTE IN PERSON.

      A copy of the Company's Annual Report to Stockholders, which includes a copy of the Company's Form 10-K for the fiscal year ended December 31, 2002, is being provided to each of the Company's stockholders with this Proxy Statement. Additional copies may be obtained by writing to American Home Mortgage Holdings, Inc., 520 Broadhollow Road, Melville, New York 11747, Attention: Secretary.

      On behalf of the Board of Directors and associates of AHMH, I would like to express the Company's appreciation for your continued support.

                                   Sincerely,




                                   Michael Strauss
                                   Chairman of the Board, Chief Executive
                                   Officer and President

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                              520 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 2003


TO THE STOCKHOLDERS OF AMERICAN HOME MORTGAGE HOLDINGS, INC.:

            Notice is hereby given that the Annual Meeting of Stockholders of American Home Mortgage Holdings, Inc., a Delaware corporation ("AHMH" or the "Company"), will be held on Wednesday, May 21, 2003, commencing at 10:30 a.m. local time, at 520 Broadhollow Road, Melville, New York 11747 for the following purposes:

      1. To elect two Class I directors to serve for a three-year term expiring at the 2006 Annual Meeting of Stockholders.

      2. To consider and ratify Deloitte & Touche LLP as the Company's external auditors for the fiscal year ending December 31, 2003.

      3. To consider and vote upon amendments to the AHMH 1999 Omnibus Stock Incentive Plan (the "Plan") to increase the number of shares subject to awards granted under the Plan from 2,250,000 to 3,000,000 and to increase the maximum number of shares that are available to be granted as incentive stock options under the Plan from 2,250,000 to 3,000,000.

      4. To consider and vote upon an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 19,000,000 to 50,000,000 and increase the number of authorized shares of preferred stock from 1,000,000 to 10,000,000.

      5. To consider and act upon such other business as may properly come before the Annual Meeting.

            The Board of Directors has fixed the close of business on April 17, 2003, as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

                                       By order of the Board of Directors,



                                       Michael Strauss
                                       Chairman of the Board, Chief Executive
                                       Officer and President


Dated:  April 21, 2003
Melville, New York

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                              520 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2003

                                   -----------

            This Proxy Statement is furnished by the Board of Directors of American Home Mortgage Holdings, Inc., a Delaware corporation ("AHMH" or the "Company"), in connection with AHMH's solicitation of proxies for use at the 2003 Annual Meeting of Stockholders of AHMH (the "Annual Meeting"), which will be held on Wednesday, May 21, 2003, commencing at 10:30 a.m. local time, at 520 Broadhollow Road, Melville, New York 11747, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders of AHMH on or about April 21, 2003.

            All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy. In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee. If no direction is given on a proxy, it will be voted for the election of each nominee for director.

            In voting by proxy with regard to ratification of Deloitte & Touche LLP as AHMH's external auditors, stockholders may vote in favor of ratification or against or may abstain from voting with respect to this proposal. If no direction is given on a proxy, it will be voted for the ratification of Deloitte & Touche LLP.

            In voting by proxy with regard to the amendments to the AHMH 1999 Omnibus Stock Incentive Plan (the "Plan") to increase the number of shares subject to awards granted under the Plan and to increase the maximum number of shares that are available to be granted as incentive stock options under the Plan, stockholders may vote in favor of the amendments or against or may abstain from voting with respect to this proposal. If no direction is given on a proxy, it will be voted for the amendments to the Plan.

            In voting by proxy with regard to the amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and preferred stock, par value $1.00 per share (the "Preferred Stock"), stockholders may vote in favor of the amendment or against or may abstain from voting with respect to this proposal. If no direction is given on a proxy, it will be voted for the amendment to the Restated Certificate of Incorporation.

            A stockholder who has given a proxy may revoke it at any time before it is exercised by giving notice of revocation to the Secretary of AHMH, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

                                VOTING SECURITIES

            The Board of Directors has fixed the close of business on April 17, 2003, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of record of the Company's Common Stock as of April 17, 2003, will be entitled to one vote for each share held. On April 17, 2003, there were ___________ shares of Common Stock outstanding and entitled to vote.

            A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of the Class I directors. The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for (i) the ratification of Deloitte & Touche LLP as the Company's external auditors, (ii) the approval of the amendments to the Plan and (iii) the approval of the amendment to the Restated Certificate of Incorporation.

            A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. Broker non-votes also will be counted for the purpose of determining the presence of a quorum.

            Brokers who do not receive a stockholder's instructions are entitled to vote on the election of directors and the ratification of the external auditors. A broker may not vote on the approval of the amendments to the Plan or the approval of the amendment to the Restated Certificate of Incorporation unless it receives voting instructions from the beneficial owner. Broker non-votes and stockholder abstentions will have no effect on the outcome of the election of directors. With respect to the ratification of the external auditors, the approval of the amendments to the Plan and the approval of the amendment to the Restated Certificate of Incorporation, a stockholder abstention will have the same effect as if such stockholder voted against these proposals. With respect to the ratification of the external auditors, a broker non-vote will have the same effect as a vote against this proposal. A broker non-vote will not be counted for or against the approval of the amendments to the Plan and the approval of the amendment to the Restated Certificate of Incorporation and will have no effect on the outcome of these proposals.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            As of April 3, 2003, the following are the only entities (other than the Company's employees as a group) known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock.

                                                    SHARES OF COMMON STOCK             PERCENT OF COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                  BENEFICIALLY OWNED               BENEFICIALLY OWNED (1)
---------------------------------------------      -----------------------             -----------------------
Hunter Global Associates L.L.C.                           1,267,000 (2)                          7.55%
  350 Park Avenue, 11th Floor
  New York, New York  10022

Wellington Management Company, LLP                        1,689,114 (3)                         10.06%
  75 State Street
  Boston, Massachusetts 02109

--------------------------
(1) Ownership percentages are based on 16,783,376 shares of Common Stock outstanding as of April 3, 2003.

(2) Hunter Global Associates L.L.C., a Delaware limited liability company ("HGA"), filed a Schedule 13G with the Securities and Exchange Commission (the "SEC") on July 19, 2002, on behalf of HGA, Hunter Global Investors L.P., a Delaware limited partnership ("HGI"), Duke Buchan III ("Buchan"), Hunter Global Investors Fund I L.P. ("Fund I") and Hunter Global Investors Fund II L.P. ("Fund II"). According to the Schedule 13G: (i) HGA beneficially owned 392,770 shares of Common Stock, with shared voting and dispositive power over 392,770 shares; (ii) HGI beneficially owned 1,267,000 shares of Common Stock, with shared voting and dispositive power over 1,267,000 shares; (iii) Buchan beneficially owned 1,267,000 shares of Common Stock, with shared voting and dispositive power over 1,267,000 shares; (iv) Fund I beneficially owned 347,170 shares of Common Stock, with shared voting and dispositive power over 347,170 shares; and (v) Fund II beneficially owned 45,600 shares of Common Stock, with shared voting and dispositive power over 45,600 shares.

(3) According to the Schedule 13G, filed with SEC on February 12, 2003, by Wellington Management Company, LLP, a parent holding company organized under the laws of Massachusetts ("WMC"), WMC beneficially owned 1,689,114 shares of Common Stock, with shared voting power over 1,122,014 shares and shared dispositive power over 1,689,114 shares. The WMC wholly-owned subsidiary that acquired Common Stock was identified as Wellington Trust Company, NA.

            The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company's Common Stock was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the SEC pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

SECURITY OWNERSHIP OF MANAGEMENT

            The following table sets forth certain information regarding ownership of Common Stock as of April 3, 2003, by (i) each of the members of the Company's Board of Directors, (ii) each of the Company's executive officers named in the "Summary Compensation Table" under "Executive Compensation" below and (iii) all directors and executive officers of the Company as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

                                                          PERCENT OF COMMON
                               SHARES OF COMMON STOCK    STOCK BENEFICIALLY
NAME (1)                         BENEFICIALLY OWNED           OWNED (2)
----------------------------   ----------------------    ------------------

Michael Strauss                      4,160,000                  24.79%

Donald Henig                            20,000 (3)                *

Stephen A. Hozie                         1,000                    *

John A. Johnston                       459,896 (4)               2.74%

Dena L. Kwaschyn                        20,000 (5)                *

Nicholas R. Marfino                     21,957 (6)                *

Michael A. McManus, Jr.                 13,793 (7)                *

James P. O'Reilly                          ---                    *

C. Cathleen Raffaeli                    26,667 (8)                *

Kenneth P. Slosser                      76,667 (9)                *

All directors and executive
officers as a group (18 persons)     5,402,094 (10)             32.19%

--------------------------
* Represents less than 1%.

(1) Each person listed in the table is a director or named executive officer of the Company, with an address at c/o American Home Mortgage Holdings, Inc., 520 Broadhollow Road, Melville, New York 11747.

(2) Ownership percentages are based on 16,783,376 shares of Common Stock outstanding as of April 3, 2003. Under the rules of the SEC, shares of common stock that an individual has a right to acquire within 60 days from April 3, 2003, pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

(3) This number includes 20,000 currently exercisable options to purchase shares of the Company's Common Stock.

(4) Mr. Johnston acquired his shares of Common Stock in connection with the Agreement and Plan of Merger, dated December 29, 1999, between the Company and Marina Mortgage Company, Inc., now a wholly-owned subsidiary of the Company ("Marina").

(5) This number includes 20,000 currently exercisable options to purchase shares of the Company's Common Stock.

(6) This number includes 13,957 shares of restricted Common Stock, which vest on July 20, 2003.

(7) This number represents 13,793 shares of restricted Common Stock, which vest on December 7, 2003.

(8) This number includes 16,667 shares of restricted Common Stock that have previously vested and 10,000 shares of restricted Common Stock that vest on July 12, 2005.

(9) This number includes 16,667 shares of restricted Common Stock that have previously vested and 10,000 shares of restricted Common Stock that vest on July 12, 2005. This number also includes 50,000 currently exercisable warrants to purchase shares of the Company's Common Stock. Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares of common stock that an individual has a right to acquire within 60 days from April 3, 2003 pursuant to the exercise of options or warrants are deemed to be beneficially owned by such person.

(10) This number includes (i) 90,000 options to purchase Common Stock that are currently exercisable or exercisable within 60 days of April 3, 2003, and
     (ii) 50,000 currently exercisable warrants to purchase Common Stock.

                            I. ELECTION OF DIRECTORS

            The Amended and Restated Bylaws of AHMH provide that the AHMH Board of Directors will consist of not less than three members nor more than twelve members, the exact number to be determined by resolution adopted by the affirmative vote of a majority of all directors of AHMH. There are currently six members on the Board of Directors, which is divided into three classes. Directors in each class are elected for a three-year term in staggered years.

            C. Cathleen Raffaeli, whose term expires this year, is a Class I director and has been nominated for re-election to the Board of Directors to hold office for a full three-year term expiring at the 2006 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. Ms. Raffaeli is presently a director of AHMH and has consented to be named as a nominee and to serve as a director if elected. Should the nominee be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend. Management does not anticipate that such an event will occur.

            Kenneth P. Slosser, whose term expires this year, is a Class I director and has been nominated for re-election to the Board of Directors to hold office for a full three-year term expiring at the 2006 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. Mr. Slosser is presently a director of AHMH and has consented to be named as a nominee and to serve as a director if elected. Should the nominee be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend. Management does not anticipate that such an event will occur.

INFORMATION ABOUT THE NOMINEES, THE CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

            The table below sets forth the names and ages of the current directors, including the nominees, and executive officers of the Company, as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth after the table.

                NAME                     AGE                         POSITION WITH AHMH
-------------------------------------    ---    ------------------------------------------------------------
NOMINEE DIRECTORS WHOSE
TERMS EXPIRE IN 2003:

   C. Cathleen Raffaeli                  46     Director
   Kenneth P. Slosser                    39     Director

CONTINUING DIRECTORS WHOSE TERMS
EXPIRE IN 2004:

   John A. Johnston                      49     Director of AHMH and President, Western Division
   Michael A. McManus, Jr.               60     Director

CONTINUING DIRECTORS WHOSE TERMS
EXPIRE IN 2005:

   Michael Strauss                       44     Chairman of the Board, Chief Executive Officer and President
   Nicholas R. Marfino                   47     Director

EXECUTIVE OFFICERS WHO ARE NOT
DIRECTORS:
   Ronald L. Bergum                      40     Executive Vice President, Western Division
   Robert Bernstein                      37     Senior Vice President and Controller
   Chris Cavaco                          34     Executive Vice President and Chief Information Officer
   Doug Douglas                          54     Executive Vice President, Business Processes
   Thomas J. Fiddler                     37     Executive Vice President, Eastern Division
   Mark Filler                           42     Executive Vice President, Mergers and Acquisitions
   Donald Henig                          43     Executive Vice President, Alternative Channels Division
   Alan B. Horn                          50     Executive Vice President and General Counsel
   Stephen A. Hozie                      44     Executive Vice President and Chief Financial Officer
   Dena L. Kwaschyn                      42     Executive Vice President, Operations
   John A. Manglardi                     49     President, Eastern Division
   James P. O'Reilly                     49     Executive Vice President, Secondary Marketing


            MICHAEL STRAUSS. Mr. Strauss, the Company's founder, established the Company in 1988 and currently serves as the Chairman of the Board of Directors, Chief Executive Officer and President. He is responsible for the Company's strategic direction as well as overseeing its day-to-day operations.

            RONALD L. BERGUM. Mr. Bergum, the Company's Executive Vice President, Western Division, joined AHMH as a result of the Company's acquisition of Marina, where Mr. Bergum served as President since 1994. The Company acquired Marina on December 29, 1999, and Mr. Bergum continued to serve as President of Marina since such date.

            ROBERT BERNSTEIN. Mr. Bernstein serves as the Company's Senior Vice President and Controller. Mr. Bernstein joined the Company in December 2002. Prior to that, he served as Chief Financial Officer of GreenPoint Mortgage. Mr. Bernstein has worked in various positions at GreenPoint Mortgage and GreenPoint Bank for 15 years.

            CHRIS CAVACO. Mr. Cavaco joined the Company in November 2000 and served as its Chief Technology Officer until April 2001, when he became the Company's Chief Information Officer. He currently serves as the Company's Executive Vice President and Chief Information Officer. Prior to joining the Company, Mr. Cavaco worked for MCI WorldCom Wireless from June 1997 as the Network and Systems Manager and, later, Applications Development Manager. From 1991 until June 1997, Mr. Cavaco was self-employed as an information system consultant.

            DOUG DOUGLAS. Mr. Douglas joined the Company in June 2002 as Executive Vice President, Business Processes, through the Company's acquisition of Columbia National Incorporated ("Columbia"), where he served as Chief Financial Officer. Prior roles at Columbia were in Secondary Marketing, Technology and both Commercial and FHA Multi-Family Loan Origination. Previously, he served as President of Columbia Real Estate Investments, a publicly owned Real Estate Investment Trust managed by Columbia.

            THOMAS J. FIDDLER. Mr. Fiddler currently serves as the Company's Executive Vice President, Eastern Division. Mr. Fiddler served as the Company's Executive Vice President, Sales and Marketing, since the Company acquired First Home Mortgage Corp. ("First Home") in June 2000. Prior to the acquisition, he served as Vice President, Sales, of First Home since 1997.

            MARK FILLER. In January 2003, Mr. Filler joined the Company as Executive Vice President, Mergers and Acquisitions. Prior to that, Mr. Filler served as a Principal with Division Sales International, a wholesale distributions company. Previously, Mr. Filler served as President and Chief Executive Officer of Prism Financial Corporation, where he successfully sourced and negotiated numerous acquisitions during his eight year tenure.

            DONALD HENIG. Mr. Henig currently serves as the Company's Executive Vice President, Alternative Channels Division. Mr. Henig joined the Company in February 2001 as Senior Vice President, New Sales Channels. From February 2000 until February 2001, Mr. Henig served as Senior Vice President at LoanTrader.com, where he was responsible for business development and corporate relations. From October 1999 until February 2000, Mr. Henig was Managing Director - National Account Sales and Eastern Region Manager of Ultraprise.com, an online secondary market exchange. Between 1997 and 1999, Mr. Henig served as Senior Vice President, National Sales and Director of Lender Relations at MtgPro, Inc. In 1995, Mr. Henig founded Mortgage Tech Group, LTD., a multistate mortgage origination franchise, and he served as President of that company until 1997. From 1985 until 1995, Mr. Henig served as President of Island Mortgage Network, Inc., a company which he founded.

            ALAN B. HORN. Mr. Horn joined the Company in January 2003 as Executive Vice President and General Counsel. From November 2001 to December 2002, Mr. Horn was a Partner and Chair of the New York Financial Institutions Practice Group for Greenberg Traurig, LLP. From October 1989 to July 2001, Mr. Horn served as General Counsel and Chief Compliance Officer for European American Bank ("EAB"), where he oversaw overall legal strategy and was directly involved in the development and implementation of strategic initiatives. Mr. Horn served as a staff and managing attorney in EAB's legal department from May 1985 to October 1989.

            STEPHEN A. HOZIE. Mr. Hozie joined the Company in March 2002 as Chief Financial Officer. He currently serves as the Company's Executive Vice President and Chief Financial Officer. From May 1998 until January 2002, Mr. Hozie served as Senior Vice President, Finance, and then as Deputy Chief Financial Officer, of Fleet Mortgage Group. Mr. Hozie was Vice President of Mellon Mortgage Company from April 1997 until April 1998.

            JOHN A. JOHNSTON. Mr. Johnston, the Company's President, Western Division, joined AHMH as a result of the Company's acquisition of Marina, where Mr. Johnston served as Chief Executive Officer since 1991. The Company acquired Marina on December 29, 1999, and Mr. Johnston continued to serve as Chief Executive Officer of Marina since such date. Mr. Johnston has been one of AHMH's directors since March 2000.

            DENA L. KWASCHYN. Ms. Kwaschyn, the Company's Executive Vice President, Operations, joined the Company in February 2001 as Senior Vice President, Operations. From April 2000 to February 2001, Ms. Kwaschyn served as Director of Operations for L'Argent Mortgage Bankers. From April 1999 until March 2000, Ms. Kwaschyn was a self-employed consultant to various mortgage banking firms. Ms. Kwaschyn was Executive Vice President, Director of Mortgage Lending, from September 1997 until April 1999 at Long Island Savings Bank, having first served as Long Island Savings Bank's Director of Operations of the Mortgage Division from February 1986 through September 1997.

            JOHN A. MANGLARDI. Mr. Manglardi serves as the Company's President, Eastern Division. Prior to that, Mr. Manglardi was employed by the Company as Senior Executive Vice President since the Company acquired First Home in June 2000. Prior to the acquisition, he served as President and Chief Executive Officer of First Home since he co-founded that company in 1994. Mr. Manglardi is directly involved in the day-to-day operations of the management, administration and expansion of the Company's First Home sales network.

            NICHOLAS R. MARFINO. Mr. Marfino has served on AHMH's Board of Directors since July 2001. Since October 2001, Mr. Marfino has been Vice President of Adirondack Electronic Markets, LLC, where he manages and supervises institutional equity option sales and brokerage. Prior to that, Mr. Marfino was employed at Ladenburg Thalmann & Co., Inc. from September 1993 until September 2001.

            MICHAEL A. MCMANUS, JR. Mr. McManus has served on the Company's Board of Directors since December 2001. Since October 30, 1998, Mr. McManus has served as President and Chief Executive Officer of Misonix, Inc. (Nasdaq: MSON). Prior to this, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of such company from 1990 through March 1998. Mr. McManus also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. Mr. McManus currently serves on the boards of directors of NWH, Inc., Novavax, Inc. and DISC, Inc.

            JAMES P. O'REILLY. Mr. O'Reilly, the Company's Executive Vice President, Secondary Marketing, joined the Company in March 1998 as Senior Vice President, Secondary Marketing. He was Senior Vice President at Gateway Funding, a Pennsylvania mortgage banker, from 1996 to March 1998, President of Secondary Marketing Services, a consulting firm specializing in interest rate risk management, from 1994 to 1996 and Senior Vice President at

First Keystone Mortgage, a Pennsylvania mortgage banker, from 1993 to 1994. Mr. O'Reilly also is a Certified Public Accountant and, prior to 1993, was a Senior Bank Examiner for the Federal Home Loan Bank Board, where he was responsible for the supervisory examinations of thrift institutions.

            C. CATHLEEN RAFFAELI. Ms. Raffaeli has served on AHMH's Board of Directors since October 1999. Since September 2002, Ms. Raffaeli has served as Managing Partner of the Hamilton White Group, LLC, a financial advisory firm. From December 1998 until September 2002, Ms. Raffaeli was the President and Chief Operating Officer of ProAct Technologies Corp., an e-commerce company majority owned by IXL Enterprises, a Nasdaq National Market-listed Internet services company. Prior to joining ProAct Technologies Corp., Ms. Raffaeli was the Executive Director of the commercial credit card division of Citicorp from 1994. From 1992 to 1994, Ms. Raffaeli served as Senior Vice President of Chemical Bank, where she was responsible for its New York retail mortgage and national telemarketing business. Ms. Raffaeli is a director of E*TRADE Group, Inc., an online brokerage.

            KENNETH P. SLOSSER. Mr. Slosser was appointed to AHMH's Board of Directors in March 2000. Since 1998, Mr. Slosser has been a Managing Director of the Investment Banking and Corporate Finance Department of the investment bank Friedman, Billings, Ramsey & Co., Inc. From December 1996 until 1998, Mr. Slosser was a Senior Vice President of Friedman, Billings, Ramsey & Co., Inc. From August 1990 through November 1996, Mr. Slosser served as Assistant Regional Director for the Office of Thrift Supervision, a division of the U.S. Treasury Department responsible for the oversight and examination of savings institutions. From June 1986 through August 1990, he served in various other capacities with the Office of Thrift Supervision and its predecessor agencies.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

            The Board of Directors of AHMH held seven meetings during 2002 and took action by written consent on seven occasions. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board committees on which he or she served that were held during such period.

            The Board of Directors of AHMH currently has two standing committees: the Audit Committee and the Compensation Committee. Each of the Audit and Compensation Committees met once during 2002.

            The principal functions of the Audit Committee are to make recommendations to the Company's Board of Directors concerning the engagement of independent public accountants, monitor and review the quality and activities of the Company's internal audit functions and those of its external auditors and monitor the adequacy of the Company's operating and internal controls as reported by management and the external or internal auditors. In 2002, the members of the Audit Committee were C. Cathleen Raffaeli, Nicholas R. Marfino, Michael A. McManus, Jr. and Kenneth P. Slosser. As of February 24, 2003, the current members of the Audit Committee are Ms. Raffaeli and Messrs. Marfino and McManus, each of whom is deemed "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

            The principal functions of the Compensation Committee are to review salaries, benefits and other compensation of the Company's officers and other employees, make recommendations to the Company's Board of Directors regarding salaries, benefits and other compensation and administer its employee benefit plans. In 2002, the members of the Compensation Committee were Kenneth P. Slosser, C. Cathleen Raffaeli and Michael Strauss. As of February 24, 2003, the current members of the Compensation Committee are Ms. Raffaeli and Mr. Slosser.

--------------------------------------------------------------------------------

                          REPORT OF THE AUDIT COMMITTEE

            The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which will be reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of three non-employee directors.

            The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

            The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics and (iii) the Company's auditing, accounting and financial reporting processes generally.

            Management is responsible for the preparation and integrity of the Company's financial statements. The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2002, and met with both management and the Company's external auditors to discuss those financial statements. Management and the external auditors have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

            The Audit Committee has received from and discussed with the external auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with the external auditors any matters required to be discussed by Statement on Auditing Standards No. 61.

            Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

            Respectfully submitted,
            The Audit Committee

            C. Cathleen Raffaeli
            Nicholas R. Marfino
            Michael A. McManus, Jr.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

            The following table sets forth certain summary information concerning compensation paid or accrued by the Company, to or on behalf of the Chief Executive Officer and to each of the Company's four most highly compensated executive officers other than the Chief Executive Officer during the year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                            ANNUAL COMPENSATION                 AWARDS
                                                     -----------------------------        ----------------
                                                                                              SECURITIES         ALL OTHER
                                                                                              UNDERLYING          COMPEN-
NAME AND PRINCIPAL POSITION                YEAR      SALARY ($) (1)       BONUS ($)        OPTIONS/SARS (#)      SATION ($)
-------------------------------------      ----      --------------       ---------        ----------------    --------------

Michael Strauss                            2002        335,427                  ---                  ---           21,540
   Chairman of the Board, Chief            2001        335,417                  ---                  ---            7,180
   Executive Officer and                   2000        355,329 (3)              ---                  ---              ---
   President (2)

Donald Henig                               2002        284,376              200,000               25,000            4,879
   Executive Vice President,               2001        227,404              106,250               40,000              ---
   Alternative Channels Division           2000            ---                  ---                  ---              ---

Stephen A. Hozie                           2002        173,365              375,000               15,000           23,776
   Executive Vice President and Chief      2001            ---                  ---                  ---              ---
   Financial Officer                       2000            ---                  ---                  ---              ---

Dena L. Kwaschyn                           2002        287,625               90,000                  ---           10,488
   Executive Vice President,               2001        219,666              108,000               20,000           10,488
   Operations                              2000            ---                  ---                  ---              ---

James P. O'Reilly                          2002        191,026              836,253                  ---            6,000
   Executive Vice President, Secondary     2001        191,663              932,288                  ---            6,000
   Marketing                               2000        209,230              236,674                  ---              ---

------------------------------

(1) For 2001 and 2002, an officer's reported salary may be less than that in his or her employment agreement due to a change in the Company's payroll practices that resulted in salary earned in December 2001 being paid in January 2002 and salary earned in December 2002 being paid in January 2003.

(2) In addition, prior to the Company's initial public offering, American Home Mortgage Corp. ("AHMC"), the Company's predecessor and current subsidiary, elected to be treated for income tax purposes as an S corporation. In connection with the initial public offering, AHMC distributed to Mr. Strauss, its sole stockholder, a promissory note in the amount of $7.8 million, bearing interest at the rate payable on the Company's principal credit facility, in respect of AHMC's previous S corporation earnings. In connection with that distribution, the Company agreed to indemnify Mr. Strauss, on an after-tax basis, from all liability for the Company's taxes and those of AHMC with respect to the period after the initial public offering.

(3) Although Mr. Strauss' employment agreement provides for a salary of $350,000 in 2000, he earned $355,329 in 2000 as a result of a one-time adjustment due to the Company's conversion from a bi-weekly to a semi-monthly payroll.

STOCK OPTION GRANTS AND EXERCISES DURING THE LAST FISCAL YEAR

            The following table sets forth information concerning stock option grants made during 2002 to the executive officers named in the "Summary Compensation Table," including the present value of each grant on the date of grant, estimated using the Black-Scholes option-pricing model. This pricing model is for illustration purposes only and is not intended to predict the future price of the Common Stock. The actual future value of the options will depend on the market value of the Common Stock.

                     STOCK OPTION GRANTS IN FISCAL YEAR 2002

                                       INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------
                                  NUMBER OF
                                  SECURITIES     PERCENT OF TOTAL
                                  UNDERLYING       OPTIONS/SARS     EXERCISE
                                 OPTIONS/SARS       GRANTED TO      PRICE
NAME                               GRANTED         EMPLOYEES (%)      ($/SH)    EXPIRATION DATE    GRANT DATE PRESENT VALUE ($) (1)
---------------------------      ------------   -----------------  ---------    ---------------    --------------------------------

Michael Strauss                      --                 --             --             --                          --
Donald Henig                        25,000             9.30           13.00        02/04/2012                   113,250
Stephen A. Hozie                    15,000             5.58           14.40        03/24/2012                    75,300
Dena L. Kwaschyn                     --                 --             --             --                          --
James P. O'Reilly                    --                 --             --             --                          --

-----------------------

(1) The present value of the options granted is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the 2002 grants:

      Dividend yield                                3%
      Expected volatility                           54%
      Risk-free interest rate                       5.00%
      Expected life                                 3 years

            The following table sets forth certain summary information concerning exercised and unexercised options to purchase AHMH's Common Stock as of December 31, 2002, under the Plan held by the executive officers named in the "Summary Compensation Table."

                      STOCK OPTION EXERCISES IN FISCAL YEAR
                     2002 AND FISCAL YEAR-END OPTION VALUES



                                                                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED IN-THE-MONEY
                                                              OPTIONS/SARS HELD AT FISCAL       OPTIONS/SARS AT FISCAL YEAR-END
                                                                      YEAR-END (#)                            ($)
                                                             ------------------------------    ----------------------------------
                           ACQUIRED ON    VALUE REALIZED
      NAME                 EXERCISE (#)          ($)         EXERCISABLE      UNEXERCISABLE    EXERCISABLE        UNEXERCISABLE
-----------------------    ------------   --------------     -----------      -------------    ----------         -------------
Michael Strauss                --               --                --               --              --                  --

Donald Henig                   --               --                --            65,000 (1)         --              190,000 (1)

Stephen A. Hozie               --               --                --              15,000           --                  --

Dena L. Kwaschyn               --               --                --              20,000           --               77,400 (2)

James P. O'Reilly              --               --                --               --              --                  --

--------------------------

(1) With respect to 40,000 options owned by Mr. Henig, the value of unexercised in-the-money options is calculated by multiplying the number of options by the difference between the exercise price, $6.25 per share, and $11.00, the closing price of AHMH's Common Stock at December 31, 2002. Since the closing price is more than the exercise price with respect to these 40,000 options, these options were in-the-money as of December 31, 2002. The exercise price of Mr. Henig's remaining 25,000 options is $13.00 per share and, as such, these options were not in-the-money as of December 31, 2002.

(2) With respect to options owned by Ms. Kwaschyn, the value of unexercised in-the-money options is calculated by multiplying the number of options held at year-end 2002 by the difference between the exercise price, $7.13 per share, and $11.00, the closing price of AHMH's Common Stock at December 31, 2002. Since the closing price is more than the exercise price, these options were in-the-money as of December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

            The following table sets forth certain information as of April 3, 2003, with respect to the Company's equity compensation plans under which shares of the Company's Common Stock may be issued.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                     NUMBER OF SECURITIES REMAINING
                                   NUMBER OF SECURITIES TO BE                                        AVAILABLE FOR FUTURE ISSUANCE
                                    ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE PRICE   UNDER EQUITY COMPENSATION PLANS
                                 OUTSTANDING OPTIONS, WARRANTS        OF OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES REFLECTED
           PLAN CATEGORY                   AND RIGHTS                   WARRANTS AND RIGHTS                  IN COLUMN (a))
------------------------------   -----------------------------   ---------------------------------  -------------------------------
                                              (a)                               (b)                               (c)
Equity compensation plans
approved by security holders...              956,631                            $8.31                            690,673


Equity compensation
plans not approved by
security holders..............                N/A                               N/A                               N/A


           Total..............               956,631                            $8.31                            690,673


EMPLOYMENT ARRANGEMENTS

            The Company's employment agreement with Michael Strauss, its Chairman of the Board, Chief Executive Officer and President, provides for an annual base salary of $350,000 commencing January 1, 2000, and a discretionary bonus. The agreement has an initial term of three years and will automatically renew for additional one-year terms, provided that either party may terminate the agreement upon 12-months' notice prior to the expiration date. The employment agreement contains covenants not to compete for a period ending on the later of the first anniversary of the termination of Mr. Strauss' employment. If (i) the Company terminates the agreement for any reason other than for cause or upon Mr. Strauss' disability, (ii) Mr. Strauss terminates his employment for good reason or (iii) in connection with or following a change in control, his position is eliminated or Mr. Strauss no longer serves as the Company's chief executive officer with power, authority and responsibility attendant to such office, then the Company must pay him a lump sum payment equal to 299% of his base salary, plus the average of his annual incentive award over the preceding five years.

            The Company's employment agreement with Donald Henig, its Executive Vice President, Alternative Channels Division, provides for a base salary of not less than $250,000 per year, a potential objective achievement bonus of not less than $60,000, and a management achievement bonus potentially as high as $40,000. The term of employment is indefinite and employment is at will, terminating four weeks after the earlier of Mr. Henig's resignation or the Company's discharge of Mr. Henig.

            The Company's employment agreement with Stephen A. Hozie, its Executive Vice President and Chief Financial Officer, provides for a base salary of not less than $225,000 per year, a potential objective achievement bonus of not less than $50,000, a management evaluation bonus potentially as high as $50,000, and a potential company performance award of not less than $50,000. For the period from March 25, 2002, to December 31, 2002, the Company agreed to pay Mr. Hozie a guaranteed bonus of $75,000, with payment of such amount to be completed no later than February 28, 2003. The term of employment is indefinite and employment is at will, terminating only upon Mr. Hozie's resignation or the Company's discharge of Mr. Hozie. If a change of control of the Company occurs before March 6, 2003, Mr. Hozie may terminate the employment agreement within 60 days following such change of control. If Mr. Hozie so elects within the prescribed timeframe, the Company must pay him a severance payment of $375,000. The employment agreement contains non-solicitation covenants for a period of six months following the termination of the employment agreement.

            The Company's employment agreement with Dena L. Kwaschyn, its Executive Vice President, Operations, provides for a base salary of not less than $260,000 per year, an objective achievement bonus potentially as high as 17.5% of Ms. Kwaschyn's base salary, a company profitability bonus potentially as high as 6.25% of Ms. Kwaschyn's base salary, and a management evaluation bonus potentially as high as 6.25% of Ms. Kwaschyn's base salary. If, prior to February 25, 2003, the Company terminates the agreement for any reason other than for cause or Ms. Kwaschyn terminates her employment for good reason, then the Company must pay her a severance package of one-half of her annual base salary plus one-half of the annual amount of each of the types of bonuses listed above. After February 25, 2003, neither Ms. Kwaschyn nor the Company will be bound by the terms of this agreement.

            The Company's employment agreement with James P. O'Reilly, its Executive Vice President, Secondary Marketing, provides for a base salary of not less than $200,000 per year and a bonus based upon the amount of the Company's profits derived from secondary marketing activities. The Company also pays to Mr. O'Reilly a car allowance in the amount of $500 per month. The employment agreement is for a term of five years, and will automatically renew for additional one-year terms, provided that either party may terminate the agreement upon 120 days' prior notice to the other party. The employment agreement contains covenants not to compete for a period ending on the first anniversary of the termination of Mr. O'Reilly's employment. If the Company terminates the agreement for any reason other than for cause or Mr. O'Reilly terminates his employment for good reason, then the Company must pay him a lump sum payment of $200,000 or, if a change in control occurs within six months of such termination, $300,000.

--------------------------------------------------------------------------------

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

            The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the compensation levels of the executive officers of the Company. The Compensation Committee also administers the Company's 1999 Omnibus Stock Incentive Plan (the "Plan") and determines awards to be made under the Plan to the Company's executive officers and to other eligible employees. Awards made under the Plan, including awards made to the Company's directors and executive officers, have been approved by the Company's Board of Directors.

            The Compensation Committee has met once in 2002 and has ratified the terms of existing employment agreements and any new employment agreements. The following Compensation Committee Report describes the considerations that have guided, or will guide, the Compensation Committee in assessing executive compensation.

      Philosophy
      ----------

            The goal of the Compensation Committee is to provide competitive levels of compensation that integrate pay with the Company's short-term and long-term performance goals, reward corporate performance and recognize individual initiative and achievement. It is anticipated that these policies will help the Company to continue to attract and retain quality personnel and thereby enhance the Company's long-term profitability and share value.

            Executive compensation ranges will be designed to be competitive with (i) those amounts paid to senior executives at companies in the mortgage industry that compete with the Company, (ii) companies that are similar in size and profitability to the Company and (iii) companies with which the Company competes for senior executives. Within this framework, individual executive compensation will continue to be based on personal and corporate achievement and the individual's level of responsibility and experience. However, in any particular year, the Company's executives may be paid more or less than executives in peer companies, depending on the Company's own performance.

            The executive officers' compensation is comprised of four principal components: base salary, commissions, bonus and stock options or awards granted under the Plan. These components are discussed below.

      Base Compensation
      -----------------

            The base salaries of the Company's executive officers will be based in part on comparative industry data and on various quantitative and qualitative considerations regarding corporate and individual performance. An executive's base salary will be determined only after an assessment of his or her sustained performance, current salary in relation to an objective salary range for the executive's job responsibilities and his or her experience and potential for advancement. In establishing base salaries for the Company's executive officers, the Compensation Committee may consider several additional factors, including:
(i) industry compensation trends; (ii) cost of living and other local and geographic considerations; (iii) mortgage industry and job-specific skills and knowledge; (iv) historical and expected contributions to the Company's performance; and (v) level, complexity, breadth and difficulty of duties.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Commissions
      -----------

            In addition to base salary, the Compensation Committee sets commissions for certain executives, providing an incentive to maximize the number of loans originated by the Company, in order to ultimately maximize corporate performance.

      Bonus Program
      -------------

            Eligible executive officers of the Company may also be awarded bonuses for achieving certain performance levels. These bonuses are based on various quantitative and qualitative performance criteria for these executive officers and are designed to attract and retain qualified individuals and also encourage them to meet the Company's desired performance goals.

      Stock Options, Stock Appreciation Rights and Restricted Stock
      -------------------------------------------------------------

            The Company provides long-term executive compensation incentives in the form of stock option awards, stock appreciation rights and restricted stock to more closely align the interests of management with the Company's stockholders. The Compensation Committee believes that grants of stock option awards, stock appreciation rights and restricted stock are an effective means of advancing the long-term interests of the Company's stockholders by integrating executive compensation with the long-term value of the Company's Common Stock. Awards of stock options are granted at the prevailing market price on the date of grant and are valuable to executives only if the Company's Common Stock appreciates. During 2002, the Company granted 268,708 stock options among 39 individuals and 68,210 shares of restricted stock among 33 individuals. Awards made under the Plan, including awards made to the Company's directors and executive officers, have been approved by the Company's Board of Directors.

      Chief Executive Officer
      -----------------------

            Pursuant to his employment agreement, Mr. Strauss' annual base salary is $350,000 commencing January 1, 2000. Although Mr. Strauss' employment agreement provides for a salary of $350,000, he earned $355,329 in 2000 as a result of a one-time adjustment due to the Company's conversion from a bi-weekly to a semi-monthly payroll. In determining the fairness and adequacy of Mr. Strauss' compensation for 2002, the Compensation Committee took into consideration the Company's actual financial performance as well as Mr. Strauss' contributions to the growth and success of the Company. Other factors that have guided the Compensation Committee are Mr. Strauss' ability to lead the Company through its first years as a public company, the market performance of the Company's stock, the integration of acquired businesses, continued recruiting of valuable personnel and market development for the origination of loans.

            Respectfully submitted,
            The Compensation Committee

            Kenneth P. Slosser
            C. Cathleen Raffaeli

--------------------------------------------------------------------------------

PERFORMANCE GRAPH

            Set forth below is a graph comparing the cumulative total stockholder return on AHMH's Common Stock with the S&P 500 Index and the Nasdaq Financial Index. The Company's Common Stock trades on the Nasdaq National Market under the symbol "AHMH." The graph assumes an investment of $100.00 on October 1, 1999 in (i) AHMH's Common Stock, (ii) the stocks comprising the S&P 500 Index and (iii) a "peer group" selected by the Company's management. The peer group includes Countrywide Credit Industries, Inc., Flagstar Bancorp, Inc., Resource Bancshares Mortgage Group, Inc., Irwin Financial Corporation, E Loan, Inc., and Finet.com, Inc. The peer group utilized by the Company in 1999 also included Mortgage.com, Inc., which ceased doing business in 1999 and thus is not included in the peer group for 2000, 2001 or 2002.



                                [graphic omitted]





                    CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH


         DATE                   AHMH         S&P 500 INDEX     PEER GROUP INDEX
---------------------         -------        -------------     ----------------
October 1, 1999                   100                100                100
December 31, 1999              107.07             114.86              78.29
December 31, 2000 (1)           76.77             104.41             121.14
December 31, 2001 (1)          196.85              92.00             105.22
December 31, 2002 (1)          181.79              71.67             134.05

-----------------------
(1) The peer group utilized by the Company in 1999 also included Mortgage.com, Inc., which ceased doing business in 1999 and thus is not included in the peer group for 2000, 2001 or 2002.

DIRECTOR COMPENSATION

            Directors who are neither the Company's employees nor those of its subsidiaries will receive $3,000 per Board or committee meeting attended (except for committee meetings held on the same day as a Board meeting). Directors will be reimbursed for out-of-pocket expenses incurred in connection with their service as directors. In addition, each non-employee director is eligible to receive non-qualified stock options and restricted stock awards under the Plan. A recipient of restricted stock is entitled to vote such shares and is entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property also will be subject to the same restrictions. Directors who serve either as the Company's officers or employees or as officers or employees of any of its subsidiaries will not receive any additional compensation for their services as directors.

            On May 14, 2002, the Board of Directors granted, subject to the terms and conditions of the Plan, 13,793 shares of restricted Common Stock to Michael A. McManus, Jr., a non-employee director. The restriction period with respect to Mr. McManus' shares of restricted stock will expire, and the shares will become eligible to be sold, transferred or otherwise disposed of, subject to applicable securities law requirements, on December 7, 2003.

            On May 28, 2002, the Board of Directors granted, subject to the terms and conditions of the Plan, 13,957 shares of restricted Common Stock to Nicholas R. Marfino, a non-employee director. The restriction period with respect to Mr. Marfino's shares of restricted stock will expire, and the shares will become eligible to be sold, transferred or otherwise disposed of, subject to applicable securities law requirements, on July 20, 2003.

            On July 12, 2002, the Board of Directors granted, subject to the terms and conditions of the Plan, 10,000 shares of restricted Common Stock to each of C. Cathleen Raffaeli and Kenneth P. Slosser, non-employee directors of the Company. The restriction period with respect to these shares of restricted stock will expire, and the shares will become eligible to be sold, transferred or otherwise disposed of, subject to applicable securities law requirements, on July 12, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            In consideration of his employment as Executive Vice President, Secondary Marketing, and the payment of $100, Mr. O'Reilly has granted the Company a 20-year non-exclusive license to use certain interest rate risk management software developed by Mr. O'Reilly.

            Kenneth P. Slosser, one of the Company's directors, is a Managing Director of Friedman, Billings, Ramsey & Co., Inc. ("FBR"). In August 2001, the Company retained FBR as its financial adviser in connection with the Company's acquisition of Columbia National, Incorporated ("Columbia"). The Company completed the acquisition of Columbia in June 2002 and FBR received compensation in the amount of $776,498. In addition, in connection with the acquisition of Columbia, the Company completed a secondary offering of Common Stock and retained FBR as one of the co-managing underwriters. As a result, in 2002, FBR received fees in the amount of $823,342 in connection with the offering.
The Company agreed to indemnify FBR and its officers and directors against certain liabilities in connection with the offering.

            In connection with the Company's acquisition of Marina in 1999, the Company agreed to make certain future payments to the shareholders of Marina in exchange for their interests in the company. These future payments were capitalized and are included in notes payable on the Company's financial statements in accordance with generally accepted accounting principles. Among the future payments so capitalized are payments to Ronald L. Bergum, an executive officer of the Company, that have a capitalized value of approximately $1.2 million, and payments to John A. Johnston, an executive officer and a director of the Company, that have a capitalized value of approximately $1.3 million.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act requires AHMH's directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of AHMH's Common Stock and other equity securities with the SEC and the Nasdaq National Market. Directors, executive officers and 10% stockholders are required to furnish AHMH with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, AHMH believes that during 2002, AHMH's directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that, through inadvertence, (i) Stephen A. Hozie did not file on a timely basis a Form 3 upon becoming an officer of the Company and a Form 4 relating to an open market acquisition of Common Stock in August 2002; (ii) Michael A. McManus, Jr., did not file on a timely basis a Form 3 upon becoming a director of the Company; and (iii) Mr. McManus, C. Cathleen Raffaeli and Nicholas R. Marfino each made one late filing on Form 4 covering the Board of Directors' grant of shares of restricted Common Stock to them in 2002.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The Compensation Committee makes all compensation decisions. The present members of the Compensation Committee are Kenneth P. Slosser and C. Cathleen Raffaeli. Mr. Slosser is a Managing Director of Friedman, Billings, Ramsey & Co., Inc., an investment banking firm that provides services to the Company, as described in this Proxy Statement under "Certain Relationships and Related Transactions." No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                          II. RATIFICATION OF AUDITORS

            The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, to be the Company's external auditors for the fiscal year ended December 31, 2003, and recommends to stockholders that they vote for ratification of that appointment.

            Deloitte & Touche LLP served in this capacity for the fiscal years ended December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

            The appointment of independent accountants is approved annually by the Board of Directors of AHMH and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the scope of the audit, the types of non-audit services that AHMH will need and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the accountants.

            Before making its recommendation to the Board of Directors for appointment of Deloitte & Touche LLP, the Audit Committee carefully considered that firm's qualifications as external auditors for the Company, which included a review of Deloitte & Touche LLP's performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in these respects.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF
          DELOITTE & TOUCHE LLP AS AHMH'S AUDITORS FOR THE FISCAL YEAR
                            ENDING DECEMBER 31, 2003.

             III. APPROVAL OF AMENDMENTS TO THE 1999 OMNIBUS STOCK
                                 INCENTIVE PLAN

GENERAL

            On August 16, 1999, the Company's Board of Directors adopted, and its sole stockholder at such time approved, the 1999 Omnibus Stock Incentive Plan (the "Plan"). To date, the Company has reserved an aggregate of 2,250,000 shares of Common Stock for issuance under the Plan. The AHMH Board of Directors has, subject to stockholder approval, approved increasing the number of shares authorized for issuance under the Plan by an additional 750,000 shares, for a total of 3,000,000 shares, and approved increasing the maximum number of shares that are available to be granted as incentive stock options under the Plan from 2,250,000 to 3,000,000 shares. The purpose of the Plan is to promote the Company's long-term growth and profitability by providing individuals with incentives to improve stockholder value and contribute to the Company's growth and financial success, and by enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. The Company will consider awards pursuant to the Plan in light of its overall compensation philosophy and competitive conditions in the marketplace.

PROPOSED AMENDMENTS TO THE PLAN

            Currently, an aggregate of 2,250,000 shares of Common Stock are subject to the Plan. Shares subject to options that terminate or expire unexercised or shares of restricted stock that are forfeited will become available for future grants. During 2002, the Company granted 268,708 stock options among 39 individuals and 68,210 shares of restricted stock among 33 individuals. On February 12, 2003, the Board of Directors approved an increase in the number of shares of Common Stock available for the grant of awards under the Plan from 2,250,000 to 3,000,000 shares (subject to adjustment as described below and provided in the Plan) and an increase in the maximum number of shares that are available to be granted as incentive stock options under the Plan from 2,250,000 to 3,000,000 shares (subject to adjustment as described below and provided in the Plan). The proposed increase in the aggregate number of shares available for the grant of options is intended to enhance the Company's flexibility in structuring incentive awards by facilitating future stock option grants and other awards.

            Set forth below is the text of the revised Section 3 and Section 4 of the Plan, which contain the amendments being proposed at the Annual Meeting. The amendments are qualified in their entirety by reference to such text.

            The text of Section 3 of the Plan shall be amended to read as follows:

            "3. Shares of Stock Subject to the Plan. The total number of shares that may be optioned or awarded under the Plan is 3,000,000 shares of Common Stock except that said number of shares shall be adjusted as provided in Section 13. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries."

            The text of Section 4 of the Plan shall be amended to read as follows:

            "4. Eligibility. Key salaried employees, including officers and directors of the Company and its subsidiaries, are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The maximum number of shares of Common Stock that shall be available for the grant of options intended to be incentive stock options, as defined in Section 422 of the Code, shall be 3,000,000 shares (subject to adjustment as provided in Section 13 hereof). The employees and directors who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the option or options granted to each such employee or director selected. Such key salaried employees and directors who are selected to participate in the Plan shall be referred to collectively herein as "Participants." In no event shall any Participant who is a key employee be granted stock options with respect to more than 150,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 13 hereof)."

DESCRIPTION OF THE PLAN

            The summary of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

            The Plan provides for the grant of non-qualified stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock appreciation rights and restricted and non-restricted stock awards, each of which may be granted separately or in tandem with other awards. Participation in the Plan is open to all of the Company's employees, officers and directors. However, only the Company's employees or those of its subsidiaries may receive incentive stock option awards.

            As of April 3, 2003, 118,211 shares of restricted stock and 1,441,116 options (net of options that have expired or lapsed) to acquire shares of Common Stock have been granted. The options were granted at exercise prices ranging from $4.75 to $19.61 per share, based on the market price of the Common Stock on the Nasdaq National Market at the time of the grant. As of April 10, 2003, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $10.63.

            The Compensation Committee of the Board of Directors administers the Plan. With respect to awards granted to directors and executive officers under the Plan, references in the following discussion to the Compensation Committee shall mean the entire Board of

Directors or a duly constituted committee of the Board, as appropriate. In doing so, the Compensation Committee has the authority to:

      o determine the eligible persons to whom, and the time or times at which, awards shall be granted;

      o     determine the types of awards to be granted;

      o determine the number of shares to be covered by or used for reference purposes for each award;

      o impose terms, limitations, restrictions and conditions on any award as deemed appropriate;

      o modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided, however, that except in specified circumstances, any modification that would materially adversely affect any outstanding award shall not be made without the consent of the grantee);

      o accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, without limitation, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment; and

      o establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

            As the Plan's administrator, the Compensation Committee also is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, or its financial statements or those of its subsidiaries, or of changes in applicable laws, regulations or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

            Options intended to qualify as incentive stock options under Section 422 of the Code must have an exercise price at least equal to fair market value on the date of grant. Incentive stock options may not be exercisable more than 10 years from the date the option is granted. If any of the Company's employees, or those of its subsidiaries, owns or is deemed to own at the date of grant shares of stock representing in excess of 10% of the combined voting power of all classes of the Company's stock, the exercise price for the incentive stock options granted to that employee may not be less than 110% of the fair market value of the underlying shares on that date and the option may not be exercisable more than five years from the date the option is granted.

            The option exercise price may be paid in cash, by tender of shares of Common Stock, by a combination of cash and shares or by any other means the administrator of the Plan approves. Stock appreciation rights may be settled in cash, shares of Common Stock or a combination of both, in the administrator's discretion.

            Shares of restricted stock may be granted to employees or to directors of the Company. Restricted stock may not be sold, transferred, pledged or otherwise encumbered until (i) expiration of the "restricted period" established by the Compensation Committee at the time of grant, or attainment of performance goals established by the Compensation Committee at the time of grant, or (ii) if provided by the Compensation Committee at the time of grant,
(A) death of the employee or director, (B) termination of employment or director status by reason of permanent disability (as determined by the Compensation Committee), (C) retirement of the employee or director under circumstances prescribed by the Compensation Committee, or (D) a "Change in Control" of the Company (as defined below).

            The Compensation Committee also may grant to an employee or director shares of Common Stock in lieu of all or a portion of a cash bonus otherwise payable under the Company's (or a subsidiary's) compensation practices. Such Common Stock may be granted subject to such terms as may be prescribed by the Compensation Committee.

            In the event of a Change in Control of the Company, the Compensation Committee may, to assure fair and equitable treatment of the participants in the Plan, (i) accelerate restriction periods for purposes of vesting in, or realizing gain from, any outstanding options or shares of restricted stock awarded pursuant to the Plan, (ii) offer to purchase any outstanding options or shares of restricted stock made pursuant to the Plan from the holder for its equivalent cash value or (iii) make adjustments or modifications to outstanding options or shares of restricted stock as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants in the Plan following such Change in Control. In no event, however, may any option be exercised prior to the expiration of six months from the date of grant (unless otherwise provided in the option agreement pursuant to which such option was granted) or after ten years from the date of grant. "Change in Control" means: (a) any person becomes the beneficial owner of securities of the Company representing more than 20% of the combined voting power of the Company's outstanding securities; (b) the Company's stockholders approve a merger or consolidation as a result of which securities representing less than 51% of the combined voting power of the securities of the surviving or resulting corporation will be owned by such stockholders; (c) the Company's stockholders approve an agreement for the sale or disposition of all or substantially all of the Company's assets (unless the agreement is with a subsidiary of the Company) or a plan of complete liquidation; (d) persons who were members of the Company's Board of Directors immediately before the completion of a tender offer or before a merger, consolidation, or contested election cease to constitute a majority of the Board of Directors as a result of any such transaction; or (e) a change in control which would be required to be reported in the Company's Proxy Statement.

            The Board of Directors may terminate, amend or modify the Plan or any portion of it at any time. However, all awards made before the termination of the Plan will remain in effect until they have been satisfied or terminated in accordance with the terms of the Plan and those awards. In addition, no amendment may be made, without the approval of the stockholders of the Company, which would (i) increase the number of shares reserved for issuance under the Plan, (ii) decrease the exercise price of an option to less than 100% of the fair market value of the underlying shares of Common Stock at the time of grant of the option, (iii) change the class of persons eligible to participate and receive awards under the Plan, or (iv) extend the term of the Plan.

            The Plan was approved on August 16, 1999, by the Company's sole stockholder at such time, and the Plan became effective on September 23, 1999. The Plan will terminate upon the earlier of (i) the adoption of a resolution of the Company's Board of Directors to terminate the plan, (ii) the date all shares of Common Stock subject to the Plan are issued according to the Plan's provisions or (iii) ten years from the effective date of the Plan.

            Because the Plan is discretionary, benefits to be received by individual awardees are not determinable. The following table shows the number of options and shares of restricted stock granted to the named individuals and groups under the Plan during the fiscal year ended December 31, 2002.

                    INDIVIDUAL OR GROUP                            NUMBER OF OPTIONS         NUMBER OF SHARES OF RESTRICTED STOCK
-----------------------------------------------------------        -----------------         ------------------------------------
Michael Strauss                                                             ---                                  ---
Chairman  of  the  Board,   Chief  Executive   Officer  and
President

Donald Henig                                                             25,000                                  ---
Executive Vice President, Alternative Channels Division

Stephen A. Hozie                                                         15,000                                  ---
Executive Vice President and Chief Financial Officer

Dena L. Kwaschyn                                                            ---                                  ---
Executive Vice President, Operations

James P. O'Reilly                                                           ---                                  ---
Executive Vice President, Secondary Marketing

All current executive officers as a group (18 persons)                  107,648                                  ---

All current  directors (who are not executive  officers) as                 ---                               47,750
a group

All employees (who are not executive officers) as a group               161,060                               20,460


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            The following discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

            Nonqualified Stock Options ("NQSOs")
            ------------------------------------

            The grant of an NQSO will not result in taxable income to the grantee or an income tax deduction to the Company. The holder of an NQSO generally recognizes ordinary compensation income at the time the NQSO is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price of the option. The Company is generally entitled to a corresponding deduction at that time for the amount of compensation income includible in the grantee's income. In the case of an employee exercising an NQSO, the amount of compensation income is subject to income tax withholding, and the Compensation Committee may require that an amount equal to the tax required to be withheld on exercise be remitted to the Company in addition to the option exercise price. The grantee's basis in the shares acquired upon exercise of an NQSO is equal to the sum of (i) the exercise price paid for the Common Stock, plus (ii) the amount included in the grantee's income upon exercise (this sum will generally be equal to the fair market value of the shares of Common Stock on the date of exercise of the NQSO). Any further gain (or loss) upon subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending upon the amount of time the shares were held following exercise.

            Incentive Stock Options ("ISOs")
            --------------------------------

            Neither the grant nor the exercise of an ISO will result in taxable income to the employee or a deduction to the Company. However, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price paid will constitute an item of adjustment that must be taken into account in determining the employee's alternative minimum taxable income.

            If the employee holds the shares acquired upon exercise of an ISO until the later of two years after grant of the ISO or one year after exercise, and if he or she has been an employee of the Company or a subsidiary at all times from the date of grant of the ISO until the date three-months before the date of exercise, then any gain (or loss) realized by the employee on a subsequent disposition of the shares will be long term capital gain (or loss). However, if the employee disposes of the shares acquired upon exercise of an ISO during the two-year period following grant of the ISO or the one-year period following exercise, the employee is generally required to recognize, as ordinary income for the year in which the disposition occurred, the amount by which the fair market value of the shares on the date of exercise of the ISO exceeds the exercise price paid, and the Company will be entitled to a corresponding compensation deduction for such year. In the case of such a disposition, the employee's basis in the shares disposed of is equal to the sum of the exercise price paid and the amount includible in his or her income as compensation.

            Stock Appreciation Rights ("SARs")
            ----------------------------------

            The grant of an SAR does not result in taxable income to the grantee or a deduction by the Company. Upon the exercise of an SAR, the grantee recognizes compensation income equal to the amount of cash, plus the fair market value of Common Stock or other property received, and the Company is entitled to a compensation deduction in a like amount.

            Restricted Stock
            ----------------

            The transfer of shares of restricted stock to an employee or director generally does not result in any taxable income to the recipient or deduction to the Company. On the date that the restrictions lapse (whether due to expiration of the restricted period or for any other reason), the recipient is required to recognize, as compensation income, an amount equal to the fair market value of the Common Stock on that date (less the amount, if any, paid by the recipient for the restricted stock). However, a recipient of restricted stock may elect, within thirty days after the transfer pursuant to Section 83(b) of the Code, to include in income for the year of transfer an amount equal to the fair market value of the Common Stock on the date of transfer (less the amount, if any, paid for the restricted stock). The Company is entitled to a compensation deduction for the amount includible in the recipient's income for the year of such inclusion, whether as a result of a Section 83(b) election or as a result of the lapse of the restrictions. In addition, in the case of a recipient who is an employee, the amount includible in the recipient's income and deductible by the Company is subject to income tax withholding. The Compensation Committee may require or permit the recipient to remit to the Company an amount, in cash, sufficient for the Company to satisfy its withholding obligation. Once the restrictions lapse (or a Section 83(b) election is made), the recipient's basis in the shares of Common Stock received as restricted stock is equal to the amount includible in the recipient's income by reason of the lapse of the restrictions (or the making of the Section 83(b) election), plus the amount, if any, paid by the recipient for the restricted stock, and the recipient's holding period for the stock begins on the date that the restrictions lapse (or on the date of transfer to him or her of the restricted stock if a Section 83(b) election is made).

            Limitations on Company Deductions; Parachute Payments
            -----------------------------------------------------

            Under Section 162(m) of the Code, the Company's deduction for certain payments of compensation to executive officers named in the "Summary Compensation Table" is subject to a $1,000,000 limitation. However, certain "performance based compensation," the material terms of which are disclosed to and approved by stockholders, is exempt from this limitation.

            In addition, under certain circumstances, payments of compensation (including the value of the acceleration of the exercisability of options or SARs) in connection with a "change in control" of the Company could be deemed to be "excess parachute payments" for purposes of Sections 280G and 4999 of the Code. To the extent that payments are so considered, the Company is denied a deduction for the amount of the "excess parachute payment," and the recipient is subject to a nondeductible 20% excise tax upon such amounts.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 1999 OMNIBUS STOCK INCENTIVE PLAN.

                  IV. APPROVAL OF AN AMENDMENT TO THE RESTATED
                          CERTIFICATE OF INCORPORATION

GENERAL

            On February 12, 2003, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the total authorized shares of Common Stock of the Company from 19,000,000 to 50,000,000 and increase the total authorized shares of Preferred Stock of the Company from 1,000,000 to 10,000,000. Such increase in the number of authorized shares of Common and Preferred Stock of the Company would be effected by amending and restating Article Fourth of the Company's Certificate of Incorporation to read as follows:

            "FOURTH: The total number of all classes of stock which the corporation is authorized to issue is sixty million (60,000,000) shares, consisting of fifty million (50,000,000) shares of common stock, each having a par value of $0.01 (the "common stock"), and ten million (10,000,000) shares of preferred stock, each having a par value of $1.00 (the "preferred stock"), and the designations, preferences, powers and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof shall be as set forth below in article FIFTH and article SIXTH."

            The additional shares of Common Stock for which authorization is sought herein would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. As of April 3, 2003, 16,783,376 shares of Common Stock were issued and outstanding, an aggregate of 956,631 shares were reserved for issuance pursuant to outstanding options and awards of restricted stock under the Plan and 690,673 shares were reserved and available for future award grants under the Plan. Therefore, of the 19,000,000 shares currently authorized by the Certificate of Incorporation, approximately 569,320 shares are presently available for general corporate purposes.

            The Company's Preferred Stock may be issued from time to time in one or more series of any number of shares (but not to exceed the total number of shares of Preferred Stock authorized by the Certificate of Incorporation). The Board has the authority to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by resolution the designations, preferences, powers and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each such series. There are no shares of Preferred Stock issued and outstanding and no class of Preferred Stock has been designated by the Company.

PURPOSES AND EFFECTS OF THE AMENDMENT

            The increase in authorized shares of Common and Preferred Stock is recommended by the Board of Directors in order to provide a sufficient reserve of such shares for the present and future needs and growth of the Company. Such additional authorized shares would be available for issuance at the discretion of the Board of Directors without further stockholder approval (subject to applicable provisions of state law) to take advantage of future opportunities for equity financing, to improve the Company's capital structure, to be used in connection with possible acquisitions and for other corporate purposes.

            The flexibility of the Board of Directors to issue additional shares of stock also could enhance the Board's ability to negotiate on behalf of the stockholders in an unfriendly takeover situation. Although it is not the purpose of the proposed amendment to the Certificate of Incorporation, the authorized but unissued shares also could be used by the Board to discourage, delay or make more difficult a change in the control of the Company. The Board of Directors is not aware of any pending or proposed effort by any person or entity to acquire control of the Company.

            Stockholders should be aware that the issuance of additional shares could have a dilutive effect on earnings per share and on the equity ownership of the present stockholders.

            The Board of Directors does not intend to issue any Common or Preferred Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of the Company and its stockholders. Other than as set forth in Proposal III above, the Company's management has no definitive arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of stock to be authorized by the proposed amendment to the Certificate of Incorporation.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
         APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                              INDEPENDENT AUDITORS

            The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants, to be AHMH's auditors for the fiscal year ending December 31, 2003. Deloitte & Touche LLP also served as AHMH's independent certified public accountants for the fiscal years ended December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

AUDIT AND NON-AUDIT FEES

            The following table presents the aggregate fees billed for professional services rendered by Deloitte & Touche LLP in 2001 and 2002. Other than as set forth below, no professional services were rendered or fees billed by Deloitte & Touche LLP during 2001 or 2002.

------------------------------ ----------------- -----------------

                                     2001              2002
                                     ----              ----
------------------------------ ----------------- -----------------

Audit Fees (1)................      515,052           618,750
------------------------------ ----------------- -----------------

Audit-Related Fees (2) .......      378,719           285,750
------------------------------ ----------------- -----------------

Tax Fees (3)..................      165,000           200,000
------------------------------ ----------------- -----------------

All Other Fees (4)............       92,645           299,453
------------------------------ ----------------- -----------------

TOTAL.........................    1,151,416         1,403,953
------------------------------ ----------------- -----------------

------------------------

(1) Audit fees consist of professional services rendered for the audit of the Company's annual financial statements and the reviews of the quarterly financial statements.

(2) Audit-related fees include fees related to assurance and related services. This category also includes fees for issuance of comfort letters, consents and assistance with and review of documents filed with the SEC.

(3) Tax fees consist of fees for services rendered to the Company for tax compliance, tax planning and advice.

(4) Other services performed by Deloitte & Touche LLP include certain advisory services in connection with due diligence for acquisitions and do not include any fees for financial information systems design and implementation.

            The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of the external auditors.

                                  OTHER MATTERS

            The Board of Directors does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

            A copy of AHMH's Annual Report, which incorporates its Form 10-K for the fiscal year ended December 31, 2002, including audited financial statements set forth therein, was sent to all stockholders of AHMH along with this Proxy Statement.

                             SOLICITATION OF PROXIES

            The proxy accompanying this Proxy Statement is solicited by the AHMH Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of AHMH, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. AHMH may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by AHMH.

                 STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

            In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2004 Annual Meeting of Stockholders must submit such proposal to AHMH no later than December 23, 2003.

            In addition, AHMH's Amended and Restated Bylaws have an advance notice procedure for stockholders to bring business before an Annual Meeting of Stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2004 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder's stock ownership and identity, to AHMH's Secretary not earlier than February 20 nor later than March 22, 2004. However, in the event that the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding Annual Meeting of Stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

                                       By order of the Board of Directors,



                                       Michael Strauss

                                       Chairman of the Board, Chief Executive
                                       Officer and President

Dated:  April 21, 2003

                                      PROXY
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                      AMERICAN HOME MORTGAGE HOLDINGS, INC.

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 2003

            The undersigned hereby appoints Michael Strauss and Stephen A. Hozie, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies ("Proxies") to represent the undersigned at the Annual Meeting of Stockholders of American Home Mortgage Holdings, Inc. ("AHMH") to be held at AHMH's headquarters, 520 Broadhollow Road, Melville, New York 11747, at 10:30 a.m. (Eastern Time) on May 21, 2003, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of AHMH shown on the other side of this card with all the powers the undersigned would possess if personally thereat.

            THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NAMED NOMINEES, THE RATIFICATION OF THE EXTERNAL AUDITORS, THE AMENDMENTS TO THE 1999 OMNIBUS STOCK INCENTIVE PLAN AND THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF AHMH DATED APRIL 21, 2003, SOLICITING PROXIES FOR THE ANNUAL MEETING.

            All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                                  MAY 21, 2003

             \|/ Please Detach and Mail in the Envelope Provided \|/
--------------------------------------------------------------------------------

A [X] PLEASE MARK
      YOUR VOTES AS
      IN THIS EXAMPLE USING
      DARK INK ONLY.

                                 FOR
                             ALL NOMINEES      WITHHOLD
                           LISTED AT RIGHT    AUTHORITY
                              (EXCEPT AS     TO VOTE FOR
                                MARKED       ALL NOMINEES
                           TO THE CONTRARY      LISTED
                                BELOW)         AT RIGHT

                                 [  ]            [  ]        Nominees:  C. Cathleen Raffaeli
1. Election of Directors                                                Kenneth P. Slosser

TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE,
PRINT THE NAME OF SUCH NOMINEE ON THE LINE PROVIDED

--------------------------------------------------------------------------------

                                                     FOR     AGAINST    ABSTAIN

2. Ratification of Deloitte & Touche LLP as          [ ]       [ ]        [ ]
   External Auditors.

3. Amendments to the 1999 Omnibus Stock              [ ]       [ ]        [ ]
   Incentive Plan.

4. Amendment to the Restated Certificate of          [ ]       [ ]        [ ]
   Incorporation.

5. OTHER MATTERS:                                    [ ]       [ ]        [ ]
   Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

SIGNATURES ____________________________________            DATE ________________

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. WHEN SIGNING AS ATTORNEY,
      ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN BY PRESIDENT OR OTHER AUTHORIZED OFFICER AND INDICATE TITLE. IF SHARES ARE REGISTERED IN THE NAMES OF JOINT TENANTS OR TRUSTEES, EACH TENANT OR TRUSTEE IS REQUIRED TO SIGN.

                                    EXHIBIT A
                                    ---------

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                        1999 OMNIBUS STOCK INCENTIVE PLAN

                           Adopted on August 16, 1999
                       Effective as of September 23, 1999
                         As amended through May 30, 2002

            1. Purpose. The purpose of the American Home Mortgage Holdings, Inc. 1999 Omnibus Stock Incentive Plan (the "Plan") is to maintain the ability of American Home Mortgage Holdings, Inc. (the "Company") and its subsidiaries to attract and retain highly qualified and experienced employees, officers and directors and to give such employees, officers and directors a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to the Plan, such employees, officers and directors will be offered the opportunity to acquire the Company's Common Stock, par value $.0l per share (the "Common Stock"), through the grant of options, stock appreciation rights in tandem with such options, the award of restricted stock under the Plan, bonuses payable in stock or a combination thereof. Unless the context clearly indicates otherwise, references herein to "option" or "options" shall include any tandem stock appreciation right that may be granted in connection with such option or options in accordance with Section 6(f). As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

            2. Administration of the Plan. The Plan shall be administered by a compensation committee (the "Committee") as appointed from time to time by the Board of Directors of the Company (the "Board"), which Committee shall consist of not less than two members of the Board. With respect to directors of the Company, the Plan shall be administered by the entire Board. With respect to any participants who are officers within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Executive Officers"), the Plan shall be administered by the entire Board or a duly constituted committee of the Board satisfying the requirements of Section 162(m) of the Code. For purposes of awards granted to directors of the Company, references herein to "Committee" shall mean the entire Board or such duly constituted committee. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

            In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees and directors of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee shall determine the employees and directors to whom, and the time or times at which, grants or awards shall be made and the number of shares to be included in the grants or awards.

Within the limitations of the Plan, the number of shares for which options will be granted from time to time and the periods for which the options will be outstanding will be determined by the Committee.

            Each option or stock or other awards granted pursuant to the Plan shall be evidenced by an option agreement or award agreement (an "Agreement"). An Agreement shall not be a precondition to the granting of options or stock or other awards; however, no person shall have any rights under any option or stock or other awards granted under the Plan unless and until the person to whom such option or stock or other award shall have been granted shall have executed and delivered to the Company an Agreement. The Committee shall prescribe the form of all Agreements. A fully executed original of the Agreement shall be provided to both the Company and the recipient of the grant or award.

            3. Shares of Stock Subject to the Plan. The total number of shares that may be optioned or awarded under the Plan is 2,250,000 shares of Common Stock except that said number of shares shall be adjusted as provided in Section
13. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

            4. Eligibility. Key salaried employees, including officers, and directors of the Company and its subsidiaries are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The maximum number of shares of Common Stock that shall be available for the grant of options intended to be incentive stock options, as defined in
Section 422 of the Code, shall be 2,250,000 shares (subject to adjustment as provided in Section 13 hereof). The employees and directors who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the option or options granted to each such employee or director selected. Such key salaried employees and directors who are selected to participate in the Plan shall be referred to collectively herein as "Participants." In no event shall any Participant who is a key employee be granted stock options with respect to more than 150,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 13 hereof).

            5. Duration of the Plan. No award or option may be granted under the Plan more than ten years from the date the Plan is adopted by the Board or the date the Plan receives shareholder approval, whichever is earlier, but awards or options theretofore granted may extend beyond that date.

            6. Terms and Conditions of Stock Options. All options granted under this Plan shall be either incentive stock options, as defined in Section 422 of the Code, or options other than incentive stock options; provided, however, that all options granted to persons who are not employees of the Company shall be nonstatutory stock options not intended to qualify as incentive stock options entitled to special tax treatment under Section 422 of the Code. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

            (a) The option price per share shall be determined by the Committee. However, subject to Section 6(k), the option price of incentive stock options shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time the option is granted. For purposes of the Plan, the "Fair Market Value" on any date, means (i) if the Common Stock is listed on a national securities exchange or quotation system, the closing sales prices on such exchange or quotation system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Common Stock is not listed on a national securities exchange or quotation system, the mean between the bid and asked prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for such date or (iii) if the Common Stock is neither listed on a national securities exchange or quotation system nor quoted by NASDAQ, the fair value as determined by such other method as the Committee determines in good faith to be reasonable.

            (b) Each option shall be exercisable pursuant to the attainment of such performance goals and/or during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Agreement. In no event may an option be exercised more than ten years from the date the option was granted.

            (c) Unless otherwise provided in the Agreement, no option shall be exercisable within six months from the date of the granting of the option. An option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of 50 shares or the full number of shares then subject to the option. No fractional shares of Common Stock shall be issued upon the exercise of an option. If a fractional share of Common Stock shall become subject to an option by reason of a stock dividend or otherwise, the optionee shall not be entitled to exercise the option with respect to such fractional share.

            (d) Each Agreement shall state whether the option(s) evidenced thereby will or will not be treated as incentive stock option(s).

            (e) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including, if required by applicable law, taxes, if any. Payment, except as provided in the Agreement, shall be made as follows:

            (i) in United States dollars by certified check or bank draft; or

            (ii) by tendering to the Company shares of Common Stock already owned for at least six months by the person exercising the option, which may include shares received as the result of a prior exercise of an option, and having a Fair Market Value on the date on which the option is exercised equal to the cash exercise price applicable to such option; or

            (iii) by a combination of United States dollars and shares of Common Stock as aforesaid; or

            (iv) in accordance with a cashless exercise program established by the Committee in its sole discretion under which either (A) if so instructed by the optionee, shares may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or (B) shares may be issued by the Company to an optionee's broker or dealer in consideration of such broker's or dealer's irrevocable commitment to pay to the Company that portion of the proceeds from the sale of such shares that is equal to the exercise price of the option(s) relating to such shares; or

            (v) in such other manner as permitted by the Committee at the time of grant or thereafter.

            No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to such optionee's option until such optionee has given written notice of exercise of such optionee's option and paid in full for such shares.

            (f) Notwithstanding the foregoing, the Committee may, in its sole discretion, grant to a grantee of an option a right (a "stock appreciation right") to elect, in the manner described below, in lieu of exercising such grantee's option for all or a portion of the shares of Common Stock covered by such option, to relinquish such grantee's option with respect to any or all of such shares and to receive from the Company a payment having a value equal to the amount by which (a) the Fair Market Value of a share of Common Stock on the date of such election, multiplied by the number of shares as to which the grantee shall have made such election, exceeds (b) the total exercise price for that number of shares of Common Stock under the terms of such option. A stock appreciation right shall be exercisable at the time the tandem option is exercisable, and the "expiration date" for the stock appreciation right shall be the expiration date for the tandem option. A grantee who makes such an election shall receive payment in the sole discretion of the Committee (i) in cash equal to such excess or (ii) in the nearest whole number of shares of Common Stock of the Company having an aggregate Fair Market Value, which is not greater than the cash amount calculated in clause (i) above; or (iii) a combination of the forms of payment described in clauses (i) and (ii) above. A stock appreciation right may be exercised only when the amount described in clause (a) above exceeds the amount described in clause (b) above. An election to exercise stock appreciation rights shall be deemed to have been made on the day written notice of such election, addressed to the Committee, is received at the Company's offices. An option or any portion thereof with respect to which a grantee has elected to exercise the stock appreciation rights described above shall be surrendered to the Company and such option shall thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised. The grant of a stock appreciation right shall be evidenced by such form of Agreement as the Committee may prescribe. The Agreement evidencing stock appreciation rights shall be personal and will provide that the stock appreciation rights will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by the grantee.

            (g) Except as provided in the Agreement, an option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee or director of either the Company or of a subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code. The Agreement shall provide whether, and if so, to what extent, an option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the option. If the grantee should die, or become permanently disabled as determined by the Committee in accordance with the Agreement, at any time when the option, or any portion thereof, shall be exercisable by such grantee, the option will be exercisable within a period provided for in the Agreement, by the optionee or person or persons to whom such optionee's rights under the option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the option. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

            (h) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided in Section 6(g). During the lifetime of an optionee, the option shall be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee as provided in Section 6(g), the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

            (i) Notwithstanding any intent to grant incentive stock options, an option granted will not be considered an incentive stock option to the extent that it together with any earlier incentive stock options permits the exercise for the first time in any calendar year of more than $100,000 in Fair Market Value of Common Stock (determined at the time of grant).

            (j) The Committee may, but need not, require such consideration from an optionee at the time of granting an option as it shall determine, either in lieu of, or in addition to, the limitations on exercisability provided in
Section 6(e).

            (k) No incentive stock option shall be granted to an employee who owns or would own immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such incentive stock option is granted, the option price is at least 110% of the Fair Market Value of one share of Common Stock, as determined in accordance with Section 6(a), on the date of grant and the incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant.

            (l) An option and any Common Stock received upon the exercise of an option shall be subject to such other transfer restrictions and/or legending requirements that are specified in the Agreement.

            7. Terms and Conditions of Restricted Stock Awards. All awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and tosuch other terms and conditions not inconsistent therewith, as the Committee shall determine.

            (a) Awards of restricted stock may be in addition to or in lieu of option grants.

            (b) During a period set by, and/or until the attainment of particular performance goals based upon criteria established by, the Committee at the time of each award of restricted stock (the "restriction period") as specified in the Agreement, the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the Agreement permits, to pay the option price of any option granted under the Plan, provided an equal number of shares delivered to the recipient shall carry the same restrictions as the shares so used.

            (c) If so provided in the Agreement, shares of restricted stock shall become free of all restrictions if (i) the recipient dies, (ii) the recipient's employment terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires under specific circumstances set forth in the Agreement, or (iv) there is a Change in Control (as defined in Section 9 hereof) of the Company. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. If the Committee determines that any such recipient is not permanently disabled, the restricted stock held by such recipient shall be forfeited and revert to the Company.

            (d) Unless and to the extent otherwise provided in the Agreement in accordance with Section 7(c), shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment or directorship during the restriction period, except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interest of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

            (e) Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

            (f) Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable restriction period, and the Company shall then deliver Common Stock certificates evidencing such stock to the recipient.

            (g) Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legending requirements that are specified in the Agreement.

            8. Bonuses Payable in Stock. In lieu of cash bonuses otherwise payable under the Company's or applicable subsidiary's compensation practices to employees and directors eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in Common Stock or partly in Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such amount by the Fair Market Value of one share of Common Stock on the date the bonus is payable.

            9. Change in Control.

            (a) In the event of a Change in Control of the Company, the Committee may, in its sole discretion, provide that any of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

            (i) accelerate restriction periods for purposes of vesting in, or realizing gain from, any outstanding option or shares of restricted stock awarded pursuant to this Plan;

            (ii) offer to purchase any outstanding option or shares of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or

            (iii) make adjustments or modifications to outstanding options or with respect to restricted stock as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such Change in Control.

            Any such action approved by the Committee shall be conclusive and binding on the Company, its subsidiaries and all Participants; provided, however, that notwithstanding the foregoing, under no circumstances shall the Committee take or approve any action that would result in an "Excess Parachute Payment," as defined in Section 280G(b) of the Code.

            For purposes hereof, "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, such a Change in Control shall in any event be deemed to occur if and when:

            (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), the Company, its subsidiaries and affiliates (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

            (ii) stockholders approve a merger or consolidation as a result of which securities representing less than 51% of the combined voting power of the outstanding voting securities of the surviving or resulting corporation will be beneficially owned, directly or indirectly, in the aggregate by the former stockholders of the Company;

            (iii) stockholders approve either (A) an agreement for the sale or disposition of all or substantially all of the Company's assets to an entity which is not a subsidiary of the Company, or (B) a plan of complete liquidation;

            (iv) the persons who were members of the Board immediately before the completion of a tender offer by any person other than the Company or a subsidiary or affiliate of the Company, or before a merger, consolidation, or contested election, or before any combination of such transactions, cease to constitute a majority of the Board as a result of such transaction or transactions; or

            (v) a change in control of the Company occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act if the Company were subject to the provisions of the Exchange Act at the time such change in control occurs (whether or not the Company is subject to the Exchange Act at that time), and at the time such change in control occurs, the Company is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) more than 30% of the combined voting power of the Company's then outstanding securities, and (B) more than the percentage of the combined voting power of the Company's outstanding securities beneficially owned, directly or indirectly, at that time by any other person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act).

            (b) In no event, however, may (i) any option be exercised prior to the expiration of six months from the date of grant (unless otherwise provided for in the Agreement), or (ii) any option be exercised after ten years from the date it was granted.

            10. Transfer, Leave of Absence. For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one subsidiary or affiliate of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary or affiliate of the Company, shall not be deemed a termination of employment.

            11. Rights of Employees and Directors.

            (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the Agreement.

            (b) Nothing contained in the Plan or Agreement shall be deemed to give any employee or director the right to be retained in the service of the Company or its subsidiaries.

            12. Tax Withholding Obligations.

            (a) If required by applicable law, the payment of taxes, upon the exercise of an option pursuant to Section 6(e) or a stock appreciation right pursuant to Section 6(f), shall be in cash at the time of exercise or on the applicable tax date under Section 83 of the Code, if later; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Committee; provided, further, however, the amount of Common Stock so withheld shall not exceed the minimum required withholding obligation.

            (b) If required by applicable law, recipients of restricted stock, pursuant to Section 7, shall be required to pay taxes to the Company upon the expiration of restriction periods or such earlier dates as elected pursuant to Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee. If tax withholding is required by applicable law, in no event shall Common Stock be delivered to any awardee until such awardee has paid to the Company in cash the amount of such tax required to be withheld by the Company or has elected to have such awardee's withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee or otherwise entered into an agreement satisfactory to the Company providing for payment of withholding tax.

            (c) the Company shall first withhold from any cash bonus described in Section 8, an amount of cash sufficient to meet its tax withholding obligations before the amount of Common Stock paid in accordance with Section 8 is determined.

            13. Changes in Capital; Reorganization.

            (a) Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, and the like, the aggregate number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under (i) each option and the option price per share and (ii) each award of restricted stock shall, in each case, be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options.

            (b) In the event (i) the Company is merged or consolidated with another entity and the Company is not the surviving corporation, or the Company shall be the surviving corporation and there shall be any change in the Common Stock of the Company by reason of such merger or consolidation, or (ii) all or substantially all of the assets of the Company are acquired by another corporation, or (iii) there is a reorganization or liquidation of the Company (each, a "Reorganization Event"), or (iv) the Board shall propose that the Company enter into a Reorganization Event, then the Board (acting solely through members of the Board who were members of the Board prior to the occurrence of the Reorganization Event) may in its discretion take any or all of the following actions:

            (i) by written notice to the holders of stock options or restricted stock awards, provide that the stock options or restricted stock awards shall be terminated unless exercised within 30 days (or such longer period as the Board shall determine in its discretion) after the date of such notice; and

            (ii) advance the dates upon which (A) any or all outstanding stock options and stock appreciation rights shall be exercisable or (B) restrictions applicable to restricted stock awards shall lapse.

            Whenever deemed appropriate by the Board, any action referred to in this Section 13(b) may be made conditioned upon the consummation of the applicable Reorganization Event.

            (c) Any adjustments or other action pursuant to this Section 13 shall be made by the Board and the Board's determination as to what adjustments shall be made or actions taken, and the extent thereof, shall be final and binding.

            14. Miscellaneous Provisions.

            (a) The Plan Shall be Unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option or stock appreciation right under the Plan. Proceeds from the sale of shares of Common Stock pursuant to options granted under this Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

            (b) It is understood that the Committee may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, without limitation, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

            (c) If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

            (d) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant's or person's acceptance and ratification, and consent to, any action taken under the Plan by the Committee, the Company or the Board.

            (e) THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

            15. Limits of Liability.

            (a) Any liability of the Company or any of its subsidiaries to any participant with respect to any option or award shall be based solely upon contractual obligations created by the Plan and the Agreement.

            (b) None of the Company or any of its subsidiaries, or any member of the Committee or the Board, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

            16. Amendments and Termination. The Board may, at any time, amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders, would:

            (a) except as is provided in Section 13, increase the maximum number of shares of Common Stock reserved for the purpose of the Plan;

            (b) except as is provided in Section 13, decrease the option price of an option to less than 100% of the Fair Market Value of a share of Common Stock on the date of the granting of the option;

            (c) change the class of persons eligible to receive an award of restricted stock, options or bonuses payable in Common Stock under the Plan; or

            (d) extend the duration of the Plan.

            The Committee may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without such holder's written consent.

            17. Duration. The Plan shall be adopted by the Board as of the date on which it is approved by a majority of the Company's stockholders, which approval must occur within the period ending 12 months after the date the Plan is adopted. The Plan shall terminate upon the earliest of the following dates or events to occur:

            (a) the adoption of a resolution of the Board, terminating the Plan;

or

            (b) the date all shares of Common Stock subject to the Plan are purchased according to the Plan's provisions; or

            (c) ten years from the date hereof.